UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On August 25, 2010, the Audit Committee of our Board of Directors approved the dismissal of Ernst & Young LLP, or E&Y, as our independent registered public accounting firm. We dismissed E&Y on the same date.

The audit report of E&Y on our consolidated financial statements as of and for the year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that “[a]s discussed in Note 8 to the consolidated financial statements, the Company changed its method of determining whether equity-linked financial instruments are indexed to the Company’s own stock, with the adoption of the amendments to the FASB Accounting Standards Codification Topic 815-40, Contracts in Entity’s Own Equity, effective January 1, 2009.” The audit report of E&Y on the effectiveness of our internal control over financial reporting as of December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The audit report of E&Y on our consolidated financial statements as of and for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of E&Y on the effectiveness of our internal control over financial reporting as of December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2009 and 2008, and through August 25, 2010, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years.

During the fiscal years ended December 31, 2009 and 2008, and through August 25, 2010, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided E&Y with a copy of the above disclosures and requested E&Y to provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of E&Y’s letter dated August 27, 2010 is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of new independent registered public accounting firm.

On August 25, 2010, the Audit Committee of our Board of Directors engaged KPMG LLP, or KPMG, as our independent registered public accounting firm. During the years ended December 31, 2009 and 2008 and through August 25, 2010, neither we nor anyone on our behalf consulted with KPMG regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated August 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2010	Arena Pharmaceuticals, Inc.

	By:	/S/ STEVEN W. SPECTOR
Steven W. Spector
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated August 27, 2010